As filed with the Securities and Exchange Commission on February 12, 2013

File No. 333-182076

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON
FORM S-3
TO
REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-182076)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET ELEMENT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0668024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1450 South Miami Ave.
Miami, Florida 33130
(305) 507-8808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francesco Piovanetti

Chief Executive Officer

Net Element International Inc.
1450 South Miami Ave.
Miami, Florida 33130
(305) 507-8808

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Yvan-Claude Pierre, Esq.

William N. Haddad, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Telephone: (212) 521-5400

Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock issuable upon exercise of the warrants that were issued in the Registrant’s initial public offering (the “ Warrants”)(2)	4,600,000	$9.875	(3)	$45,425,000	$5,205.71	(4)
Total					$5,205.71

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such indeterminable number of additional shares of Common Stock as may be issued to prevent dilution resulting from share dividends, split-up, reverse split-up or similar events.
(2)	On October 2, 2012, the Registrant effected a domestication under Section 388 of the General Corporation Law of the State of Delaware and a migration under Cayman Islands law, pursuant to which the Registrant’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware. In connection therewith, the Registrant previously registered with the Commission the automatic conversion of the Warrants and the shares of Common Stock underlying such Warrants and paid the registration fee in accordance with Rule 457(f)(1) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ordinary shares of the Registrant on The NASDAQ Capital Market on June 5, 2012 (five business days prior to the initial filing of the Registrant’s registration statement on Form S-4 (File No. 333-182076), which is amended hereby), in accordance with Rule 457(f)(1) under the Securities Act.
(4)	Previously paid by the Registrant on June 12, 2012 in connection with the filing of Registrant’s registration statement on Form S-4 (File No. 333-182076), which is amended hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-182076) relates to the public offering by the Registrant of shares of common stock of the Registrant upon exercise of certain warrants issued in connection with the Registrant’s initial public offering, as contemplated by the Registration Statement on Form S-4 (File No. 333-182076) (the “Prior Registration Statement”), and is being filed in order to maintain the effectiveness of the Prior Registration Statement to the extent that such Prior Registration Statement pertains to the shares of the Registrant’s common stock issuable upon exercise of such warrants.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2013

PROSPECTUS

NET ELEMENT INTERNATIONAL, INC.

4,600,000 Shares of Common Stock

This prospectus relates to the issuance and sale by us of up to 4,600,000 shares of our common stock, par value $0.0001 per share, upon the exercise of warrants that were originally issued by Cazador Acquisition Corporation Ltd., a blank check company incorporated as a Cayman Islands exempted company (“Cazador”), in connection with its initial public offering (the “Warrants”) and that became exercisable for shares of our common stock upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 12, 2012 (the “Merger Agreement”), by and between Cazador and Net Element, Inc., a Delaware corporation (“Net Element”).

Each Warrant entitles the holder thereof to purchase one share of our common stock upon payment of the exercise price of $7.50 per share. We will receive the proceeds from the exercise of the Warrants, but not from the resale of the underlying shares of common stock.

Our common stock is listed on The NASDAQ Capital Market under the symbol “NETE.” The Warrants are quoted on the Over-the-Counter Bulletin Board under the symbol “NETEW.” On February 7, 2013, the closing sale prices of our common stock and the Warrants were $2.00 and $0.15, respectively.

Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such incorporated document.

Unless the context indicates otherwise, the terms (i) “the Company,” “we,” “us,” and “our” refer to Net Element International, Inc., a Delaware corporation, (ii) “Net Element” refers to Net Element, Inc. and (iii) “Cazador” refers to Cazador Acquisition Corporation Ltd.

i

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 3 of this prospectus, these factors include:

•	the benefits of the merger between Cazador and Net Element, including the prospects of the combined businesses, anticipated synergies and cost savings;

•	our ability to integrate Cazador’s and Net Element’s businesses, operations, management teams and employees;

•	anticipated growth and growth strategies;

•	the need for additional capital and the availability of financing;

•	our ability to successfully manage relationships with customers, distributors and other important relationships;

•	the loss of key personnel or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;

•	technological changes;

•	pricing and availability of products and services;

•	demand for our products and services;

•	competition;

•	the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; and

•	legislative or regulatory changes that may adversely affect our business

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 3 of this prospectus.

1

INFORMATION ABOUT THE COMPANY

Background

On October 2, 2012, Cazador consummated its merger with Net Element (the “Merger”), and the various transactions contemplated by the Merger Agreement were consummated. Immediately prior to the effectiveness of the Merger, Cazador changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Net Element was merged with and into Cazador, resulting in Net Element’s ceasing to exist and Cazador’s continuing as the surviving company, and (ii) Cazador changed its name to “Net Element International, Inc.”

Business

We are a global technology and publishing company that operates in mobile commerce and payment processing, as well as publishes popular Internet portals and destinations. We believe that our international development centers and relationships in Russia and Commonwealth Independent States strategically position us for growth in Russia and other emerging markets. We own and operate a Russian mobile-commerce company, OOO TOT Money (a Russian limited liability company), as well as several internet properties that create social and business communities in the entertainment, music, motorsports and film industries. Our portfolio includes: www.TOTmoney.ru; www.Motorsport.com; www.Openfilm.com; and www.Music1.ru; www.ARLive.com and www.Yapik.com.

Additional Information

Our principal executive offices are located at 1450 South Miami Ave., Miami, Florida 33130, and our telephone number is (305) 507-8808. Our website address is www.netelement.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

2

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities you should also refer to the other information contained or incorporated by reference in this prospectus.

Failure by us to successfully grow the business of our subsidiary, TOT Money, may harm our revenue and business prospects.

We recently formed our subsidiary, TOT Money, in June 2012 to adapt the existing revenue sharing platform used in Openfilm.com to a mobile commerce payment platform. We currently generate the substantial majority of our revenues from TOT Money. TOT Money initially has launched operations in Russia, using its mobile commerce payment platform to facilitate payments using SMS (short message services, which is a text messaging service), and plans to expand its operations to other emerging markets. The SMS payment processing market in Russia is primarily controlled by four companies, most of which are larger than we are, have more established operations than we do and have greater resources than we do. In order to successfully compete in this market, we must convince mobile phone carriers and content providers to use TOT Money’s platform over competitive platforms that may already be in use. Failure to successfully grow TOT Money’s payment processing platform or the loss of any contracts with mobile phone carriers and content providers to use that platform may harm our revenue and business prospects.

We have a limited operating history upon which an evaluation of our prospects can be made. For that reason, it would be difficult for a potential investor to judge our prospects for success.

Since April 1, 2010, we have pursued a strategy to develop and acquire applications, services and technologies for use in our Internet media products and services. We completed our first significant acquisition in furtherance of that strategy on December 14, 2010. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to successfully develop our operations, holders of our common stock may lose their entire investment. Moreover, one of our subsidiaries, TOT Money, is expected to account for the substantial majority of our revenues and cash flows in the short and medium term. We face all of the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including the need for significant additional capital requirements and management’s potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with developing our Internet websites, technologies and operations. We also face the risk that we may not be able to effectively implement our business plans and strategies. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they come due.

Net Element’s management identified continued material weaknesses in Net Element’s internal controls as of December 31, 2011, which, if not properly remedied, could result in material misstatements in our financial statements.

A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As described in Item 9A of Net Element’s Annual Report on Form 10-K for the year ended December 31, 2011, Net Element’s management had identified the following material weaknesses in its internal control over financial reporting as of December 31, 2011: (i) inadequate written policies and procedures; (ii) inadequate segregation of duties related to job responsibilities for initiating, authorizing, and recording of certain transactions; (iii) Net Element did not have a functioning audit committee; (iv) Net Element had deficiencies in its testing of internal controls; (v) Net Element had limited financial personnel, information technology infrastructure and other resources; and (vi) Net Element’s management had limited ability to monitor the design and operating effectiveness of Net Element’s internal controls. These material weaknesses could impede the ability of our management to implement remedial measures and oversee our internal control over financial reporting on a consistent basis. Our management intends to focus its remediation efforts in the near term on installing a new financial system and documenting formal policies and procedures surrounding transaction processing, period-end account analyses and providing for additional review and monitoring procedures and periodically assess the need for additional accounting resources as our business develops and resources permit. If we are not able to adequately address the material weaknesses in our internal controls, it is possible that a material misstatement of our annual or interim financial statements will not be timely prevented or detected. Any failure in preventing or detecting a material misstatement of our annual or interim financial results could have a material adverse effect on our stock price and on our results of operations, could make it more difficult for us to obtain additional financing as needed and could have additional material adverse consequences.

3

We rely on traffic to our Internet websites from search engines like Google, Yahoo! and Bing. If our websites fail to rank prominently in unpaid search results, traffic to our websites could decline (or may not increase to the extent desired), which could adversely affect our business prospects.

Our success depends in part on our ability to attract users of our websites through unpaid Internet search results on search engines like Google, Yahoo! and Bing. The number of users we attract to our websites from search engines is due in large part to how and where our websites rank in unpaid search results. These rankings can be affected by a number of factors, many of which are not in our direct control, and they may change frequently. For example, a search engine may change its ranking algorithms, methodologies or design layouts. As a result, links to our websites may not be prominent enough to drive traffic to such websites, and we may not know how to, or otherwise be in a position to, influence the results. In some instances, search engine companies may change these rankings in order to promote their own competing products or services or the products or services of one or more of our competitors. Our websites have experienced fluctuations in search result rankings in the past, and we anticipate fluctuations in the future. Any reduction in the number of users directed to our websites (or failure to increase the number of users directed to such websites) could adversely affect our business prospects and results of operations.

Failure by us to generate and maintain sufficient high quality content on our websites may negatively affect the amount of traffic to those websites and, as a result, adversely affect our revenue and business prospects.

Our success depends in part on our ability to provide consumers with high quality content on our websites. However, we may not be able to provide users the information they seek if the information on our websites is not up-to-date. If we are unable to provide consumers with the information they seek, or if they can find equivalent content on other websites or publications, they may stop or reduce their use of our websites or we may not be able to increase their use of our websites. If our user traffic declines, we may have more difficulty attracting third parties to advertise on such websites, which would negatively affect our revenue and business prospects.

If we fail to increase the number of advertisers on our websites, our revenue and business prospects will be harmed.

In the year ended December 31, 2011, substantially all of our revenues were generated by the sale of premium services (subscription and pay per view fees), licensing fees (primarily from Launchpad) and advertising. Although we currently generate the substantial majority of our revenue from TOT Money’s SMS payment processing platform, in the future we plan to increasingly generate more of our revenues from advertising. As a result, our ability to grow our business depends in part on our ability to maintain and expand our base of viewers and advertisers on our websites. To do so, we must convince prospective advertisers of the benefits of Net Element’s product and services offerings, including those who may not be familiar with our products or services. We must also convince existing and prospective advertisers alike that our advertising products and services will benefit them. Many of these businesses may be more accustomed to using more traditional methods of advertising, such as newspapers, magazines or print yellow pages directories. Failure to maintain and expand our base of advertisers on our websites could harm our revenue and business prospects.

We may experience attrition in our advertisers in the ordinary course of business resulting from several factors, including losses to competitors, lower priced competitors, perceptions that our advertising solutions are unnecessary or ineffective, declining advertising budgets, closures and bankruptcies. If our advertisers increase their rates of non-renewal or if we experience significant advertiser attrition or contract breach, or if we are unable to attract new advertisers in numbers greater than the number of advertisers that we lose, our client base will decrease and our business prospects, financial condition and results of operations would be negatively affected.

4

We expect to face increased competition in the market for attracting advertisers to our websites.

The market for attracting advertisers on Internet websites is intensely competitive and rapidly changing. With the ongoing emergence of new technologies and market entrants, competition is likely to intensify in the future. Our competitors include, among others, offline media companies and service providers; newspaper, television, and other media companies; Internet search engines, such as Google, Yahoo! and Bing; and various other online service providers. Our competitors may enjoy competitive advantages, such as greater name recognition, longer operating histories, substantially greater market share, larger existing user bases and substantially greater financial, technical and other resources. Our competitors may use these advantages to offer products or services similar to ours but at a lower price, develop different products or services to compete with our current solutions and respond more quickly and effectively than we do to new or changing opportunities, technologies, standards or client requirements. In particular, major Internet companies, such as Amazon, Google, Facebook, Yahoo! and Microsoft may be more successful than we are in developing and marketing online advertising offerings, and many of our advertisers and potential advertisers may choose to purchase online advertising services from these or other competitors and may reduce their purchases of our products and services. In addition, many of our current and potential competitors have established marketing relationships with and access to larger client bases. As the market for online advertising increases, new competitors, business models and solutions are likely to emerge. For all of these reasons, we may be unable to grow or maintain the number of businesses that use our advertising solutions, in which case our business prospects, financial condition and results of operations will be negatively affected.

If we fail to adequately protect or enforce our intellectual property rights, competitors may create and market products and services similar to ours. In addition, we may be subject to intellectual property litigation and infringement claims by third parties.

Our ability to compete effectively is dependent in part upon the proprietary nature of our technologies and software platform. We generally intend to rely on a combination of trade secret, copyright, trademark and patent law to protect its proprietary rights in its intellectual properties. We have applied for patents and we own trademarks through our wholly-owned subsidiary, NetLab Systems IP LLC, and certain of our operating subsidiaries have license arrangements to use those inventions, technologies and services. Although we attempt to protect our proprietary technologies through trade secrets, patents, trademarks and license and other agreements, these may be insufficient. In addition, if we license our software to non-U.S. countries, because of differences in foreign laws concerning proprietary rights, our intellectual properties may not receive the same degree of protection in non-U.S. countries as they would in the United States. Although our subsidiaries and other customers will utilize our proprietary software in object code form, no assurance can be given that unauthorized third parties will not be able to copy such software. We may not always be able to successfully protect or enforce our proprietary properties against competitors, which may materially adversely affect our business prospects, financial condition and results of operations. In addition, there can be no assurance that our competitors will not independently utilize existing technologies to develop products that are substantially equivalent or superior to our products, which also could materially adversely affect our business prospects, financial condition and results of operations.

In addition, although we do not believe that our intellectual properties infringe the rights of others and while to date we have not been subject to such claims, we may be exposed to, or threatened with, future litigation by other parties alleging that our technologies infringe their intellectual property rights. Any intellectual property claims, regardless of their merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination in any intellectual property claim could require us to pay damages and/or stop using its technologies and other material found to be in violation of another party’s rights and could prevent us from licensing its technologies to others. In order to avoid these restrictions, we may have to seek a license. Such a license may not be available on reasonable terms, could require us to pay significant license fees and may significantly increase our operating expenses. A license also may not be available to us at all. As a result, we may be required to use and/or develop non-infringing alternatives, which could require significant effort and expense. If we cannot obtain a license or develop alternatives for any infringing aspects of our business, we may be forced to limit our technologies and may be unable to compete effectively. Any of these adverse consequences could have a material adverse effect on our business prospects, financial condition and results of operations.

Further, from time to time we may be engaged in disputes regarding the licensing of our intellectual property rights, including matters related to the terms of our licensing arrangements. These types of disputes can be asserted by our licensees or prospective licensees or by other third parties as part of negotiations with us or in private actions seeking monetary damages or injunctive relief or in regulatory actions. Requests for monetary and injunctive remedies asserted in claims like these could be material and could have a significant impact on our business prospects. Any disputes with our licensees, potential licensees or other third parties could materially adversely affect our business prospects, financial condition and results of operations.

5

Acquisition activities could result in operating difficulties, dilution to our stockholders and other harmful consequences.

We have built our current business primarily through acquisitions and mergers. We intend to pursue acquisitions in the future. Future acquisitions could divert management’s time and focus from operating our business. In addition, integrating an acquired company, business or technology is risky and may result in unforeseen operating difficulties and expenditures. Foreign acquisitions also involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

We may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from our future or even past acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could negatively affect our financial condition.

Poor perception of our brand, business or industry could harm our reputation and adversely affect our business prospects, financial condition and results of operations.

The success of our business depends in part on our reputation within our industries and with consumers. Because our business is transforming traditional content creation and distribution models and is therefore not easily understood by casual observers, our brand, business and reputation is vulnerable to poor perception. For example, perception that the quality of our content may not be the same or better than that of other published Internet content, even if baseless, can damage our reputation. We may be the subject of unflattering reports in blogs, video blogs and the media about our business and our business model. While disruptive businesses are often criticized early on in their life cycles, we believe our business may be more frequently targeted than most because of the nature of the business we are disrupting — namely the traditional broadcast, print and publication media. Any damage to our reputation could harm our ability to obtain and retain contracts with mobile phone carriers, content providers, advertisers and other customers, which could materially adversely affect our results of operations, financial condition and business.

The expansion of our owned and operated websites into new areas of consumer interest, products, services and technologies subjects us to additional business, legal, financial and competitive risks.

An important element of our business strategy is to grow our network of owned and operated websites to cover new areas of consumer interest, expand into new business lines and develop additional services, products and technologies. In directing our focus into new areas, we face numerous risks and challenges, including increased capital requirements, long development cycles, new competitors and the requirement to develop new strategic relationships. We cannot assure you that our strategy will result in increased net revenues or net income. Furthermore, growth into new areas may require changes to our existing business model and cost structure, modifications to our infrastructure and exposure to new regulatory and legal risks, any of which may require expertise in areas in which we have little or no experience. If we cannot generate revenue as a result of our expansion into new areas that are greater than the cost of such expansion, our operating results could be adversely affected.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our websites are accessible.

It is important to our success that users in all geographies be able to access our services and websites at all times. We have previously experienced, and may experience in the future, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our platform simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve the availability of our websites, especially during peak usage times and as our solutions become more complex and our user traffic increases. If our websites are unavailable when users attempt to access them or they do not load as quickly as they expect, users may seek other services to obtain the information for which they are looking, and may not return to our websites as often in the future, or at all. This would negatively impact our ability to attract users and advertisers. We expect to continue to make significant investments to maintain and improve the availability of our websites and to enable rapid releases of new content and features. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technologies and network architecture to accommodate actual and anticipated changes in technology, our business prospects and operating results may be adversely affected.

6

Emerging markets such as Russia are generally subject to greater risks than more developed markets, and global financial or economic crises or even turmoil in any large emerging market country, could have an adverse effect on our business and the value of the shares of our common stock.

We currently generate the substantial majority of our income from our Russian subsidiary, TOT Money. Russia's economy is vulnerable to market downturns and economic slowdowns elsewhere in the world, and, generally, investing in emerging markets such as Russia is only suitable for sophisticated investors who fully appreciate that these markets are subject to greater risk than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging markets such as Russia are subject to rapid change and that the information contained or incorporated by reference in this prospectus may become outdated relatively quickly.

Global financial or economic crises or even financial turmoil in any large emerging-market country tend to adversely affect prices in equity markets of most or all emerging-market countries as investors move their money to more stable, developed markets. The Russian equity markets have been highly volatile beginning in the second half of 2008, principally due to the impact of the global financial and economic crisis on the Russian economy. As has happened in the past, financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Russia and adversely affect the Russian economy. In addition, during such times, businesses that operate in emerging markets can face severe liquidity constraints as foreign funding sources are withdrawn. Accordingly, investors should exercise particular care in evaluating the risks involved in an investment in our securities and must decide for themselves whether, in light of those risks, such an investment is appropriate. Potential investors are urged to consult with their own legal, tax and financial advisers before making an investment in our securities.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection and other matters. Many of these laws and regulations are subject to change and uncertain interpretations, and could result in claims, changes to our business practices, increased cost of operations or declines in user growth or engagement, or otherwise harm our business.

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on and through the Internet and companies transmitting user information via text message or other electronic means, many of which are still evolving and the interpretation of which are often uncertain. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, increase our operating costs, require significant management time and attention and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices, or could otherwise have an adverse impact on our business.

Our business is subject to the risks of hurricanes, floods, fires and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism.

Our systems and operations are vulnerable to damage or interruption from hurricanes, floods, fires, power losses, telecommunications outages, terrorist attacks, acts of war, human errors, break-ins and similar events. Our U.S. corporate offices are located in Miami, Florida, which is an area that is at high risk of hurricane and flood damage. In addition, acts of terrorism, which may be targeted at metropolitan areas that have higher population density than rural areas, could cause disruptions in our business or the economy as a whole. The servers that we use through various third party service providers are not located in Miami, Florida but may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential information. Such service providers may not have sufficient protection or recovery plans in certain circumstances, and our insurance may not be sufficient to compensate us for losses that may occur. As we rely heavily on our servers, computer and communications systems and the Internet to conduct our business, such disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt our advertisers’ businesses, which could have an adverse effect on our business prospects, operating results and financial condition.

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One of our directors, Mike Zoi, controls a majority of our voting power and, as a result, is in a position to affect our ongoing operations, corporate transactions and any matters submitted to a vote of our stockholders, including the election of directors and a change in corporate control.

One of our directors, Mike Zoi, currently owns or controls the voting power of approximately 58.0% of our common stock. As a result, Mr. Zoi has the ability to exert significant influence over our corporate affairs and to control the outcome of virtually all matters submitted to a vote of our stockholders, including the election of our directors, the amendment of our certificate of incorporation or by-laws, and the approval of mergers, consolidations and other significant corporate transactions involving us. Mr. Zoi’s interests may conflict with or differ from the interests of our other stockholders. In situations involving a conflict of interest between Mr. Zoi and our other stockholders, Mr. Zoi may exercise his control in a manner that would benefit himself to the potential detriment of our other stockholders. Mr. Zoi’s significant ownership interest could delay, prevent or cause a change in control of us, any of which may be adverse to the interests of our other stockholders.

The impact of worldwide economic conditions, including the resulting effect on spending by individuals and local businesses, may adversely affect our business prospects, operating results and financial condition.

Our performance is subject to worldwide economic conditions and their impact on levels of individual spending and advertising spent by businesses, which may be disproportionately affected by economic downturns. To the extent that the current economic slowdown continues, or worldwide economic conditions materially deteriorate, our existing and potential individual and advertising clients may no longer consider using our services, in particular TOT Money, or investing in our advertising solutions a necessity, or may elect to reduce spending. Historically, economic downturns have generally resulted in reductions in consumer and advertising spending. In particular, web-based advertising solutions may be viewed by some of our existing and potential advertising clients as a lower priority and could cause advertisers to reduce the amounts they spend on advertising, terminate their use of our solutions or default on their payment obligations to us. In addition, economic conditions may adversely impact levels of consumer spending, which could adversely impact the number of transactions processed through TOT Money. Consumer purchases of discretionary items generally decline during recessionary periods and other periods in which disposable income is adversely affected. As consumer spending declines, our business prospects are likely to be materially affected which will negatively impact our financial condition and results of operations.

We incur increased costs as a result of being a public company.

As a public company, we currently incur significant legal, accounting and other expenses not incurred by private companies. It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by federal statutes, SEC rules, other government regulations affecting public companies and/or stock exchange compliance requirements. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate internal controls, processes and reporting procedures, which will increase our expenses and adversely affect our operating results and financial condition.

Failure to successfully combine and integrate the businesses of Cazador and Net Element in the expected time frame may adversely affect our future results.

The success of the Merger will depend, in part, on our ability to realize the anticipated benefits from combining the businesses of Cazador and Net Element. To realize these anticipated benefits, the businesses of Cazador and Net Element must be successfully integrated and combined. Our management may face significant challenges in integrating the technologies, organizations, procedures, policies and operations, as well as addressing the different business cultures as we combine Cazador and Net Element, and retaining key personnel. If we are not successful in integrating Cazador and Net Element, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. The integration process and other disruptions resulting from the Merger may also disrupt our ongoing businesses and/or adversely affect our relationships with employees, customary regulators and others with whom we have business or other dealings.

Our operating results and financial condition may fluctuate which could negatively affect the market price of our securities.

Our operating results could vary significantly from quarter to quarter and year to year because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful and the market price of our securities may be negatively affected. The following factors, among others, may contribute to the variability of our quarterly and annual results and negatively affect the market price of our securities:

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•	our ability to secure contracts with mobile phone carriers and content providers to use the mobile commerce payment processing platform being developed by TOT Money;

•	our ability to attract new advertisers and retain existing advertisers;

•	the effects of changes in search engine placement and prominence of our websites;

•	the effects of increased competition on our business;

•	our ability to successfully expand in existing markets and enter new markets;

•	the impact of worldwide economic conditions, including the resulting effect on consumer spending and the level of advertising spending by businesses;

•	our ability to protect our intellectual property;

•	our ability to maintain and increase traffic to our websites;

•	our ability to keep pace with changes in technology;

•	the success of our sales and marketing efforts;

•	costs associated with defending intellectual property infringement and other claims and related judgments or settlements;

•	changes in government licensing and regulation affecting our business;

•	interruptions in service and any related impact on our reputation;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to choose and effectively manage third-party service providers;

•	our ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies (including as a result of the merger between Cazador and Net Element);

•	our ability to increase the effectiveness of our internal controls; and

•	changes in our tax rates or exposure to additional tax liabilities.

The prices at which shares of our common stock are traded will likely be volatile.

You should expect the prices at which our common stock is traded to be highly volatile. Since the consummation of the Merger and commencement of trading on The NASDAQ Capital Market in October 2012, the market price of our common stock has varied from a low of $1.90 to a high of $12.25. Our progress in developing and commercializing our products, the impact of government regulations on our products and industry, the potential sale of a large volume of our common stock by stockholders, our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially with significant market losses. As a result, this may make it difficult or impossible for holders of our common stock to sell shares when they want and at prices they find attractive.

The market price of the Warrants will be directly affected by the market price of our common stock, which may be volatile.

We believe that the market price of the Warrants will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Warrants than would be expected for non-exercisable securities.

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If an effective registration is not in place and a current prospectus is not available when an investor desires to exercise Warrants, such investor may be unable to exercise his, her or its Warrants, causing such Warrants to expire worthless.

Holders of shares of common stock received pursuant to the exercise of the Warrants will be able to sell their warrant shares only if a registration statement relating to such securities is then in effect, or if such transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the purchaser of such securities resides. We intend to use our best efforts to keep a registration statement in effect covering the common stock underlying the Warrants and to maintain a current prospectus relating to the common stock underlying the Warrants until the expiration of the Warrants. We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock underlying the Warrants, holders may be unable to sell the common stock underlying their Warrants. If the prospectus relating to the common stock underlying the Warrants is not current, the Warrants may have no value, we will have no obligation to settle the Warrants for cash, the market for such Warrants may be limited, and such Warrants may expire worthless.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our common stock on The NASDAQ Capital Market equals or exceeds $15.00 per share for any 20 trading days within a 30 trading-day period on the third business day prior to proper notice of such redemption; provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the issuance of our common stock underlying the warrants and a current prospectus relating thereto. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Warrants will be redeemable by us as long as they are held by the Cazador Sub Holdings Ltd. (or its permitted transferees).

Our management’s ability to require holders of Warrants to exercise such Warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the Warrants than they would have received had they been able to exercise their Warrants for cash.

If we call the Warrants for redemption after the redemption criteria described elsewhere in this prospectus or incorporated by reference herein have been satisfied, our management will have the option to require any holder that wishes to exercise such holders Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants and the difference between the “fair market value” and the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of our common stock on The NASDAQ Capital Market for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the Warrants. If our management chooses to require holders to exercise their Warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised the Warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.

The adjustment to the exercise price for Warrants and the number of shares of common stock underlying each Warrant in connection with an anti-dilutive adjustment event may not adequately compensate you for any lost value of your Warrants as a result of such transaction.

If a specified corporate event or transaction constituting a dilutive event occurs, under certain circumstances we will adjust the exercise price for the Warrants and the number of shares of common stock underlying each warrant in connection with such dilutive adjustment event. The adjustment to the exercise price for Warrants and the number of shares of common stock underlying each Warrant will be determined based on the date on which the dilutive event occurs or becomes effective. The adjustment to the exercise price for the Warrants and the number of shares of common stock underlying each Warrant in connection with a dilutive event may not adequately compensate you for any lost value of your Warrants as a result of such dilutive event.

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Under certain circumstances, holders may have to pay U.S. federal income tax as a result of a deemed distribution with respect to our common stock or Warrants—even if holders do not receive a corresponding distribution of cash—such as, if we adjust, or fail to adjust, the exercise price of the Warrants in certain circumstances.

Holders of our common stock or Warrants may be treated as having received a constructive distribution in certain circumstances, for example if we make certain adjustments to (or fail to make adjustments to) the exercise price of the Warrants and such adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of certain holders in our earnings and profits or assets. Such a distribution could be treated as a taxable dividend or capital gain for U.S. federal income tax purposes even though holders do not receive any cash with respect to such constructive distribution. In addition, you may be subject to U.S. federal withholding tax on any such constructive distribution on our common stock or Warrants. You are advised to consult your independent tax advisor regarding the possibility and tax treatment of any deemed distributions for U.S. federal income tax purposes.

Until the exercise of the Warrants, holders of these securities do not have identical rights as holders of our common stock, but they will be subject to all changes made with respect to our common stock.

Holders of the Warrants are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but they will be subject to all changes affecting our common stock. See “Description of Securities” in this prospectus. Holders of Warrants will have rights with respect to our common stock only if they receive our common stock upon exercise of the Warrants and only as of the date when such holder becomes a record owner of the shares of our common stock upon such exercise. For example, with respect to Warrants, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date a Warrant holder is deemed to be the owner of the shares of our common stock due upon exercise of the Warrants, the exercising Warrant holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The market price of our common stock may or may not exceed the exercise price of the Warrants.

The Warrants are immediately exercisable. As of the date of this prospectus, the market price of our common stock did not exceed the exercise price of the Warrants, and we cannot provide you with any assurance that that the market price of our common stock will ever exceed the exercise price of the Warrants in any or all periods prior to the date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holders.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

We may sell equity securities in the future, which would cause dilution.

We may sell equity securities in the future to obtain funds for general corporate or other purposes. We may sell these securities at a discount to the market price. Any future sales of equity securities will dilute the holdings of existing holders of our common stock, possibly reducing the value of their investment.

The exercise of Warrants to purchase shares of our common stock will increase the number of shares eligible for future resale in the public market and result in dilution to our existing stockholders.

There are outstanding warrants to purchase an aggregate of 8,940,000 shares of our common stock. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the existing holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

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Although our common stock is currently listed on The NASDAQ Capital Market, there can be no assurance that we will be able to comply with the continued listing standards.

The NASDAQ Capital Market may delist our common stock from trading on its exchange for failure to meet the continued listing standards. If our common stock were delisted from The NASDAQ Capital Market, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our common stock;

•	a determination that our common stock is a “penny stock” would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Warrants may be thinly traded, so you may be unable to sell at or near ask prices or even at all if you need to sell you’re your Warrants to raise money or otherwise desire to liquidate your Warrants.

The Warrants are quoted on the Over-the-Counter Bulletin Board and may be “thinly-traded,” meaning that the number of persons interested in purchasing the Warrants at or near bid prices at any given time may be relatively small or non-existent. This situation could be attributable to a number of factors, including the fact that we are a relatively new company that may be unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in the Warrants is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the price of the Warrants. We cannot give you any assurance that a broader or more active public trading market for the Warrants will develop or be sustained, or that current trading levels will be sustained or not diminish.

Our management will have broad discretion over the use of the proceeds that we receive from the exercise of the Warrants and might not apply the proceeds in ways that increase the value our common stock.

We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of common stock. Our management will have broad discretion to use the proceeds that we receive from the exercise of the Warrants, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply these proceeds in ways that increase the value our common stock. We intend to use these proceeds primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of these proceeds to acquire or invest in complementary products or businesses. Pending the foregoing uses, we intend to invest the proceeds that we receive from the exercise of the Warrants in short-term, investment-grade, interest-bearing securities, and these investments may not yield a favorable rate of return. If we do not invest or apply the proceeds that we receive from the exercise of the Warrants in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price of our common stock to decline. You will not have the opportunity to influence our decisions on how we use the proceeds that we receive from the exercise of the Warrants.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our securities could decline.

Securities and industry analysts do not currently, and may never, publish research on us. If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our securities could decline. The trading markets for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of us, the market price and trading volume of our securities would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our securities to decline.

The unaudited pro forma financial information incorporated by reference herein may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information incorporated by reference herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Merger been completed on the dates indicated.

Provisions of Delaware law may prevent or delay a change of control, which could depress the trading price of our securities.

We are subject to the Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent Delaware corporations from engaging in a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s assets unless:

•	the board of directors approved the transaction in which the stockholder acquired 15% or more of the corporation’s assets;

•	after the transaction in which the stockholder acquired 15% or more of the corporation’s assets, the stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the stockholder.

A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provides. We have not opted out of the provisions of the anti-takeover laws. As such, these laws could prohibit or delay mergers or other takeover or change of control of us and may discourage attempts by other companies to acquire us even if it would be beneficial to stockholders.

Our certificate of incorporation and bylaws contain provisions that could discourage a third-party from acquiring us.

Our certificate of incorporation and bylaws, as applicable, among other things, (1) provide our board with the ability to alter the bylaws without stockholder approval, and (2) provide that vacancies on our board of directors may be filled by a majority of directors in office. These provisions, while designed to reduce vulnerability to an unsolicited acquisition proposal, and to discourage certain tactics used in proxy fights, may negatively impact a third-party’s decision to acquire us even if it would be beneficial to our securityholders.

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USE OF PROCEEDS

We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of common stock. We intend to use the proceeds from the exercise of the Warrants primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of proceeds from the exercise of the Warrants to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. Pending the uses described above, we intend to invest the proceeds from the exercise of Warrants in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

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DESCRIPTION OF SECURITIES

Common Stock

The description of our common stock is set forth in the prospectus, dated September 4, 2012, forming part of our Registration Statement on Form S-4 (File No. 333-182076), filed with the Securities and Exchange Commission (the “SEC”), which is amended hereby, under the caption “Description of NEI Securities” and is incorporated herein by reference.

Warrants

Each Warrant entitles the registered holder thereof to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below. The Warrants became exercisable for shares of our common stock upon the consummation of the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Warrants will be exercisable only if a registration statement relating to the shares of our common stock issuable upon exercise of the Warrants is effective and current.

The Warrants will expire at 5:00 p.m., New York time, on October 2, 2017, or earlier upon redemption.

At any time while the Warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants available and current, we may call the outstanding Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each Warrant holder; and

•	if, and only if, the last reported sale price of our common stock on The NASDAQ Capital Market equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders.

We will not redeem the Warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants is effective and current throughout the 30-day redemption period.

We have established these redemption criteria to provide Warrant holders with a significant premium to the $7.50 exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his or her Warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the shares of common stock issuable upon exercise of such Warrants will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption, we will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis,” although you will not be eligible to do so at your option. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the Warrants and the difference between the “fair market value” (defined below) and the exercise price of the Warrants by (y) the “fair market value.” The “fair market value” shall mean the average last reported sale price of our common stock on The NASDAQ Capital Market for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares of our common stock to be issued and thereby lessen the dilutive effect of a redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants. If we call all of our outstanding warrants for redemption and we do not take advantage of this option, Cazador Sub Holdings Ltd. and its permitted transferees would still be entitled to exercise their warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

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The Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the Warrants.

The exercise price and number of shares of our common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of Warrants being exercised. On the exercise of any Warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the Warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of shares of our common stock, including voting rights, until they exercise their Warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such Warrant, a registration statement relating to the shares of common stock issuable upon exercise of the Warrants is effective with the SEC and current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state or jurisdiction of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the Warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

No fractional shares will be issued upon exercise of the Warrants. If a holder exercises Warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the Warrant holder to the nearest whole number of shares.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, which is located at 17 Battery Place, 8th Floor, New York, new York 10004, telephone: (212) 509-4000.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “NETE.” The Warrants are quoted on the Over-the-Counter Bulletin Board under the symbol “NETEW.”

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PLAN OF DISTRIBUTION

The shares of common stock underlying the Warrants offered and sold pursuant to this prospectus will be issued directly to the holders of Warrants upon payment of the exercise price therefore to us.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock underlying the Warrants to be offered and sold pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Reed Smith LLP, New York, New York.

EXPERTS

The balance sheets of Cazador as of December 31, 2011 and 2010 and the related statements of operations, changes in shareholders’ equity, and cash flows for the year ended December 31, 2011 and the period from April 20, 2010 (inception) through December 31, 2011, included in Registration Statement No. 333-182076 on Form S-4, which is amended hereby, have been audited by BDO USA, LLP, independent registered public accounting firm, as indicated in their report included in Registration Statement No. 333-182076 on Form S-4. Such financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Net Element as of December 31, 2011 and December 31, 2010, and the related consolidated statements of operations, changes in shareholders’ deficiency in assets, and cash flows for the twelve and nine months then ended, respectively, included in Registration Statement No. 333-182076 on Form S-4, which is amended hereby, have been audited by Daszkal Bolton LLP, independent registered public accounting firm, as indicated in their report included in Registration Statement No. 333-182076 on Form S-4. Such financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the common stock offered by this prospectus, which amends our prior registration statement on Form S-4 (File No. 333-182076). This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

•	Cazador’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012 (as amended by Cazador’s Form 10-K/A, filed with the SEC on April 12, 2012);

•	Cazador’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 15, 2012, August 14, 2012 and November 14, 2012, respectively;

•	Cazador’s Current Reports on Form 8-K, filed with the SEC on March 28, 2012, June 12, 2012, June 13, 2012, June 14, 2012, June 29, 2012, September 5, 2012, October 2, 2012 and October 3, 2012 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•	Our Current Reports on Form 8-K, filed with the SEC on October 5, 2012 (and as amended on November 19, 2012), October 9, 2012, October 10, 2012, October 30, 2012, November 19, 2012 (and as amended on November 26, 2012), November 23, 2012, November 30, 2012, December 11, 2012, January 17, 2013 and February 4, 2013 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein); and

•	The descriptions of our common stock and Warrants contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2010 and amended on October 2, 2012, and any other amendment or report filed for the purposes of updating such descriptions.

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Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Net Element International, Inc.

1450 S. Miami Avenue

Miami, Florida 33130

(305) 507-8808

 Attention: Chief Financial Officer

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the Registrant in connection with the issuance and distribution of the shares of common stock being registered hereby. Other than the Securities and Exchange Commission registration fee, all of the amounts below are estimates.

Securities and Exchange Commission registration fee	$5,205.71	*
Accounting fees and expenses	$7,000.00
Legal fees and expenses	$50,000.00
Financial printing and miscellaneous expenses	$5,000.00

Total	$67,205.71

* Previously paid by the Registrant on June 12, 2012 in connection with the filing of Registrant’s registration statement on Form S-4 (File No. 333-182076), which is amended hereby.

Item 15.         Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Under Section 145 of the DGCL, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition, our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, subject to the limits of the policies, insuring such persons against various liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16.	Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2012, by and between Cazador Acquisition Corporation Ltd. and Net Element, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by the Registrant on June 12, 2012)

3.1	Certificate of Corporate Domestication of Cazador, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.1 to the Form 8-K filed by the Registrant on October 5, 2012)

3.2	Amended and Restated Certificate of Incorporation of Net Element International, Inc., a Delaware corporation, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by the Registrant on October 5, 2012)

3.3	Amended and Restated Bylaws of Net Element International, Inc., a Delaware corporation (incorporated by reference from Exhibit 3.3 to the Form 8-K filed by the Registrant on October 5, 2012)

3.4	Certificate of Merger, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.4 to the Form 8-K filed by the Registrant on October 5, 2012)

4.1	Specimen Common Stock Certificate of Net Element International, Inc. (previously filed as Exhibit 4.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 31, 2012, which is amended hereby)

4.2	Form of Warrant Certificate of Cazador Acquisition Corporation Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1 (SEC File No. 333-169231) filed with the Securities and Exchange Commission on September 3, 2010)

4.3	Registration Rights Agreement by and between Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd. and Others (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the Securities and Exchange Commission on October 6, 2010)

4.4	Warrant Agreement by and between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the Securities and Exchange Commission on October 6, 2010)

5.1	Opinion of Reed Smith LLP relating to the Warrants and shares of common stock underlying such Warrants (previously filed as Exhibit 5.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 23, 2012, which is amended hereby)

23.1	Consent of BDO USA, LLP

23.2	Consent of Daszkal Bolton LLP

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed)

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Item 17.         Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-182076) to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on this 12th day of February, 2013.

NET ELEMENT INTERNATIONAL, INC.

By:	/s/ Francesco Piovanetti
Name:Francesco Piovanetti
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 (File No. 333-182076) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francesco Piovanetti	Chief Executive Officer and Director	February 12, 2013
Francesco Piovanetti	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	February 12, 2013
Jonathan New	(Principal Financial Officer; Principal
Accounting Officer)

*	Chairman of the Board	February 12, 2013
Kenges Rakishev

*	President and Director	February 12, 2013
Dmitry Kozko

*	Director	February 12, 2013
Mike Zoi

*	Director	February 12, 2013
David P. Kelley II

*	Director	February 12, 2013
James Caan

*	Director	February 12, 2013
Felix Vulis

* /s/ Francesco Piovanetti
Francesco Piovanetti
as attorney-in-fact